As filed with the Securities and Exchange Commission on July 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nkarta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-4515206
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6000 Shoreline Court, Suite 102

South San Francisco, CA 94080

415-582-4923

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Hastings

Chief Executive Officer

Nkarta, Inc.

6000 Shoreline Court, Suite 102

South San Francisco, CA 94080

415-582-4923

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Brophy Christensen, Jr., Esq. Eric C. Sibbitt, Esq. O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, CA 94111-3923 (415) 984-8700	Christopher M. Forrester Ilir Mujalovic Shearman & Sterling LLP 1460 El Camino Real, 2nd Floor Menlo Park, CA 94025-4110 (650) 838-3600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239301

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	1,150,000 shares	$18.00	$20,700,000	$2,686.86

(1)

Represents only the number of shares being registered pursuant to this Registration Statement, which includes 150,000 shares that the underwriters have the option to purchase, and are in addition to the 14,950,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-239301), which included 1,950,000 shares that the underwriters have the option to purchase.

(2)	Based on the public offering price.

(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $254,150,000.00 on a Registration Statement on Form S-1 (File No. 333-239301), which was declared effective by the Securities and Exchange Commission on July 9, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,700,000.00 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Nkarta, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239301) (the “Prior Registration Statement”), initially filed by the Registrant on June 19, 2020 and declared effective by the Commission on July 9, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

This Registration Statement is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,150,000 shares of Common Stock, which includes 150,000 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The shares of Common Stock that are being registered for sale hereby are in an amount and at a price that together represent no more than 20% of the maximum aggregate number of shares set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239301), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of O’Melveny & Myers LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on July 8, 2020).

23.1	Consent of Ernst & Young LLP, independent registered accounting firm.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239301) filed with the Securities and Exchange Commission on June 19, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, on this 10th day of July, 2020.

NKARTA, INC.

By:	/s/ Paul J. Hastings
Paul J. Hastings
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Paul J. Hastings	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2020
Paul J. Hastings

/s/ Matthew Plunkett	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2020
Matthew Plunkett, Ph.D.

*	Director	July 10, 2020
Tiba Aynechi, Ph.D.

*	Director	July 10, 2020
Fouad Azzam, Ph.D., MBA

*	Director	July 10, 2020
Ali Behbahani, M.D., MBA

*	Director	July 10, 2020
Michael Dybbs, Ph.D.

*	Director	July 10, 2020
Simeon George, M.D., MBA

*	Director	July 10, 2020
Leone Patterson, MBA

*	Director	July 10, 2020
Zachary Scheiner, Ph.D.

*	Director	July 10, 2020
Laura Shawver, Ph.D.

*By:	/s/ Paul J. Hastings
Paul J. Hastings
Attorney-in-Fact